Exhibit 10.2
KAMAN CORPORATION
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN
1.PURPOSE AND EFFECTIVE DATE
1.1Purpose. The purpose of the Kaman Corporation Amended and Restated Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Kaman Corporation (the “Corporation”) and its Participating Employers an opportunity to acquire a proprietary interest in the Corporation through the purchase of Stock. The Corporation intends for the Plan to have two components: a component intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an employee stock purchase plan under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component will be interpreted so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. An option granted under the Non-423 Component will be granted under rules, procedures, or sub-plans adopted by the Committee designed to achieve tax, securities laws, or other objectives for Eligible Employees and the Corporation. Except as otherwise provided in the Plan, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
1.2Effective Date. The Plan was originally adopted by the Board on February 28, 1989. The Plan, as most recently amended and restated, was adopted by the Board on February 20, 2018, subject to the requisite approval of the Corporation’s stockholders at the 2018 Annual Meeting of Stockholders. Subject to such stockholder approval, the Plan, as most recently amended and restated, shall apply to Purchase Periods and Offering Periods beginning on and after January 1, 2019 (the “Effective Date”). Options granted prior to the Effective Date shall be governed by the terms of the Plan as in effect prior to the Effective Date, and all Purchase Periods and Offering Periods shall be governed by the terms of the Plan as in effect on the first day of such Purchase Period or Offering Period. The terms of the Plan, as effective as of the Effective Date, are not intended to affect the interpretation of the terms of the Plan as they existed prior to the Effective Date.
2.ADMINISTRATION
2.1Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Corporation in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, and shall be given the maximum deference permitted by law. Subject to the provisions of the Plan, including but not limited to Section 2.5, the Committee shall determine all of the relevant terms and conditions of Purchase Rights.
2.2Non-U.S. Participation and Sub-Plans.
(a)The Committee may adopt rules or procedures relating to the operation and administration of the Plan to comply with or accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding eligibility to participate, handling of Contributions and payroll deductions, making of Contributions to the Plan, defining eligible Compensation, establishment of bank or trust accounts to hold Contributions, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements. Any such rules or procedures that are adopted with respect to the 423 Component shall only apply to the extent consistent with the requirements under Section 423. The Committee also is authorized to determine that, to the extent consistent with the requirements under Treasury Regulation Section 1.423-2(f), the terms of a Purchase Right granted under the Plan or a Purchase Period to citizens or residents of a non-U.S. jurisdiction shall be less favorable (but not more favorable) than the terms of Purchase Rights granted under the same Purchase Period to employees resident solely in the U.S.
(b)In addition, the Committee may adopt rules, procedures and/or sub-plans applicable to particular Participating Employers or locations as the Committee deems necessary or desirable to comply with or accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Unless otherwise specifically determined to the contrary by the Committee, a sub-plan shall be part of the Non-423 Component. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 3 and Section 11.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. For avoidance of doubt, the Committee may establish a separate Purchase Period as part of the 423 Component (in lieu of a sub-plan) for Participating Employers that are Subsidiaries domiciled outside of the U.S.
2.3Additional Authority of the Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms and Section 423 of the Code, including, but not by way of limitation, the following powers:

(a)To construe and interpret the Plan and to correct any defect, omission or inconsistency in the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
(b)To establish, amend, waive and revoke rules, regulations and procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by Eligible Employees who reside outside the U.S.);
(c)To determine any and all considerations affecting the eligibility of any Employee to become a Participant or to remain a Participant in the Plan;
(d)To cause an Account or Accounts to be maintained for each Participant;
(e)To determine the Purchase Periods, Offering Periods and the number of shares of Stock for which Purchase Rights shall be granted;
(f)To designate separate Purchase Periods under the Plan,
(g)To designate entities as Participating Employers pursuant to the terms of the Plan and to identify them as participating in the 423 Component or Non-423 Component;
(h)To designate a broker or brokers to receive shares of Stock purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated broker(s)
(i)To resolve all questions and settle all controversies regarding the Plan;
(j)To employ such brokers, counsel, agents, advisers and employees, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan; and
(k)To delegate to any person or persons the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.
2.4Policies and Procedures Established by the Committee. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Committee may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Committee, in its discretion, for the proper administration of the Plan, including, without limitation, to (a) establish a minimum Contribution amount required for participation in a Purchase Period, (b) limit the frequency and/or number of changes permitted in the rate of Contribution during a Purchase Period, (c) designate separate Purchase Periods, (d) terminate or change the Purchase Periods or Offering Periods, (e) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (f) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with Contribution amounts, (g) permit Contributions greater than or less than the amount designated by a Participant in order to adjust for a Participating Employer’s delay or mistake in processing an Enrollment Form or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, (h) determine the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan, and (i) establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.
2.5Equal Rights and Privileges. All Eligible Employees under the Section 423 Component of the Plan shall have equal rights and privileges with respect to the Plan or within any separate Purchase Period under the Plan to the extent required for the Plan to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.
2.6Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Corporation; except that any stamp duties or transfer taxes applicable to a Participant’s purchase of shares of Stock may be charged to the Participant’s Account. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Corporation, but brokerage fees for the resale of shares by a Participant shall be borne by the Participant.
2.7Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Corporation, members of the Board or the Committee and any officers or employees of the Corporation to whom authority to act for the Board, the Committee or the Corporation is delegated shall be indemnified by the Corporation against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Corporation, in writing, the opportunity at its own expense to handle and defend the same.
3.SHARES SUBJECT TO PLAN
Subject to adjustment as provided in Section 11.1, the maximum aggregate number of shares of Stock that may be issued under the Plan from and after December 31, 2017 shall be 671,191, including: (a) 171,191 shares of Stock available for issuance under the Plan as of such date and (b) an additional 500,000 shares of Stock, subject to the requisite approval of the Corporation’s stockholders at the 2018 Annual Meeting of Stockholders. Shares of Stock issuable under the Plan shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled without the issuance of shares of Stock thereunder, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.
4.ELIGIBILITY
4.1Employees Eligible to Participate. An “Eligible Employee” means any Employee providing services to a Participating Employer and is customarily employed for at least 20 hours per week or any lesser number of hours per week and/or number of months in any calendar year established by the Committee (if required under applicable local law) for purposes of any separate Purchase Period or the Non-423 Component. Notwithstanding the foregoing, the Committee, in its discretion may, from time to time on a prospective basis prior to the beginning of a Purchase Period and with respect to all Purchase Rights to be granted on the corresponding Opportunity Commencement Date, change the foregoing eligibility requirements in a manner that may include or exclude Employees in a manner consistent with Section 423 of the Code; provided that any exclusion is applied with respect to any such Purchase Period in an identical manner to all Employees of each Participating Employer whose Employees are participating in that Purchase Period and in a manner that complies with Treasury Regulation Section 1.423-2(e).
4.2Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or a Purchase Period if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Purchase Period to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or a Purchase Period if the Committee has determined that participation of such Eligible Employees is not advisable or practicable.
4.3Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Corporation or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation or a related corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 4.3, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.
5.OFFERING PERIODS AND PURCHASE PERIODS
The Plan shall be implemented through a series of Purchase Periods. While the Plan is in effect, the Committee will determine the duration and commencement date of each Offering Period and Purchase Period, provided that an Offering Period will in no event be longer than 27 months, except as otherwise provided under the Non-423 Component. Offering Periods may be consecutive or overlapping. Each Offering Period may consistent of one or more Purchase Periods during which payroll deductions of Participants are accumulated under the Plan. Unless and until determined otherwise by the Committee, each Offering Period shall commence on the first Trading Day of one calendar year and conclude on the last day of the immediately following calendar year. While the Plan is in effect, the Committee will determine the duration and commencement date of each Offering Period and Purchase Period, provided that a Purchase Period will in no event end later than the close of the Offering Period in which it begins. Unless and until the Committee determines otherwise, each Purchase Period shall be of approximately one month duration beginning on the first Trading Day of each calendar month during the term of the Plan and ending on the last Trading Day of such calendar month. Each Purchase Period shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms of separate Purchase Periods need not be identical; provided, however, that each Purchase Period shall comply with the provisions of the Plan. Notwithstanding the foregoing, the Committee shall have the authority to prospectively change the duration, frequency, commencement and ending dates of future Offering Periods and Purchase Periods without stockholder approval if such change is announced prior to the scheduled beginning of the first Purchase Period to be affected thereafter. Purchase Periods will be consecutive.
6.PLAN PARTICIPATION
6.1Initial Participation. An Eligible Employee may become a Participant for a Purchase Period by delivering or submitting a properly completed Enrollment Form in such form and manner prescribed by the Corporation (which may be electronic) by the deadline established by the Corporation for that Purchase Period. Except as otherwise provided by the Corporation, an Employee shall not become a Participant prior to the first day of the calendar quarter following the date on which he or she becomes an Eligible Employee and submits an Enrollment Form, the immediately preceding sentence notwithstanding. Properly-completed Enrollment Forms are binding on Eligible Employees and any co-owners of Stock. An Eligible Employee may not modify the rights of a duly-designated joint tenant or other such co-owner(s) without such person's prior written consent. Participation in the Plan is entirely voluntary. An Eligible Employee who does not deliver or submit a properly completed Enrollment Form on or before the deadline for a Purchase Period shall not participate in the Plan for that Purchase Period or for any subsequent Purchase Period unless the Eligible Employee subsequently delivers or submits a properly completed Enrollment Form on or before the deadline for such subsequent Purchase Period. An Employee who becomes an Eligible Employee after the deadline to submit an Enrollment Form for a Purchase Period shall not be eligible to participate in that Purchase Period but may participate in any subsequent Purchase Period beginning with the start of the subsequent calendar quarter after submitting an Enrollment Form, provided the Employee is still an Eligible Employee as of the Opportunity Commencement Date of such subsequent Purchase Period.
6.2Continued Participation. A Participant shall automatically participate in the next Purchase Period commencing immediately after the Purchase Date of the prior Purchase Period in which the Participant participated, provided that the Participant remains an Eligible Employee on the Opportunity Commencement Date of the subsequent Purchase Period and has not either (a) withdrawn from the Plan pursuant to Section 10.1, (b) decreased his or her rate of Contributions to zero percent (0%) as of the Purchase Date for the prior Purchase Period pursuant to Section 7.3, or (c) terminated employment as provided in Section 10.3. A Participant who may automatically participate in a subsequent Purchase Period, as provided in this Section 6.2, is not required to deliver or submit any additional Enrollment Form for the subsequent Purchase Period in order to continue participation in the Plan. However, a Participant may deliver or submit a new Enrollment Form for a subsequent Purchase Period in accordance with the procedures set forth in Section 6.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Enrollment Form.
7.PARTICIPANT CONTRIBUTIONS
Except as provided under Section 7.7 below, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Purchase Period for which such Purchase Right was granted, subject to the following:
7.1Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation each payroll date during a Purchase Period shall be determined by the Participant’s Enrollment Form. The Enrollment Form shall set forth the percentage or fixed dollar amount of the Participant’s Compensation to be deducted each payroll date during a Purchase Period in amounts not less than one dollar ($1.00) (except as a result of an election pursuant to Section 7.3 to stop payroll deductions during a Purchase Period) or more than ten percent (10%) of such Participant's annual base salary (plus commissions paid during the current year) during any calendar year; provided, however, that should a payroll date occur on a Purchase Date, a Participant will have any payroll deductions withheld on such date applied to his or her Account for the subsequent Purchase Period. The Committee may change the foregoing limits on payroll deductions effective as of any Opportunity Commencement Date. A Participant’s Enrollment Form will remain in effect for successive Purchase Periods, subject to Section 6.2, or be otherwise terminated in accordance with the Plan.
7.2Commencement of Contributions. Payroll deductions for a Participant shall commence on the first pay day on or following the Opportunity Commencement Date and shall end on the last payroll date prior to the end of the Purchase Period unless sooner modified or terminated as provided herein.
7.3Election to Change Contributions and Required Withdrawal. During a Purchase Period, a Participant may elect to change or discontinue payroll deduction Contributions from his or her Compensation by delivering or submitting to the Corporation a new Enrollment Form or by following such other procedure prescribed by the Corporation to authorize such discontinuance, including by meeting any applicable deadline to take such action with respect to a Purchase Period as established by the Corporation from time to time in a nondiscriminatory manner and announced to the Participants. Such election to cease or change contributions will be implemented as soon as administratively feasible, but not before the next pay period occurring after the Corporation's receipt of the new Enrollment Form. A Participant who elects, after already making Contributions for a Purchase Period, to discontinue his or her Contributions shall be deemed to have withdrawn from the Plan in accordance with Section 10.1 and Contributions shall be returned to the Participant consistent with Section 10.2. Notwithstanding the foregoing, if such deemed withdrawal would occur after any deadline imposed by the Corporation as described in Section 10.1 in order for a withdrawal to be effective with respect to the Purchase Date for such Purchase Period, then the Participant shall not be deemed to have withdrawn from the Plan until after the Purchase Date and the Participant’s accumulated Contributions shall be used to exercise his or her Purchase Right on the Purchase Date of such Purchase Period, and remaining Contributions shall be returned to the Participant in accordance with Section 9.4. The Committee may impose such limitations on payroll deduction changes during an Offering Period or a Purchase Period as it deems appropriate.

7.4Administrative Suspension of Contributions. The Corporation may suspend a Participant’s Contributions under the Plan as the Corporation deems advisable to avoid accumulating Contributions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.2. Unless the Participant has either withdrawn from the Plan as provided in Section 10.1 or has ceased to be an Eligible Employee, Contributions shall resume at the rate specified in the Participant’s then effective Enrollment Form at the beginning of the next Purchase Period for which the Participant is able to purchase shares of Stock in compliance with such limitations.
7.5Contributions to Accounts; No Interest. Individual bookkeeping accounts shall be maintained for each Participant for the purpose of accounting for Contributions. Contributions shall be credited to Accounts as soon as administratively practicable following payroll withholding or receipt of other permissible direct cash payment. Amounts credited to Accounts will not be credited with or accrue interest, except as may be required by applicable law, as determined by the Committee, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Purchase Period under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).
7.6Use of Funds. All Contributions received or held by the Participating Employers may be used for any corporate purpose, and the Participating Employers are not obligated to segregate such Contributions except under Purchase Periods or for Participants in the Non-423 Component for which applicable laws require that Contributions to the Plan by Participants be segregated from general corporate funds and/or deposited with an independent third party. Until the shares of Stock are purchased and issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), a Participant will only have the rights of an unsecured creditor with respect to such shares of Stock and no right to vote or receive dividends or any other rights as a stockholder with respect to such shares of Stock.
7.7Cash Contributions. The Committee may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Committee determines that cash contributions are permissible under Section 423 of the Code, or (iii) the Eligible Employees are participating in the Non-423 Component.
8.PURCHASE RIGHTS AND PURCHASE PRICE
8.1Grant of Purchase Right. Except as otherwise provided below, on the Opportunity Commencement Date of each Purchase Period, each Participant in such Purchase Period automatically shall be granted a Purchase Right consisting of an option to purchase at the Purchase Date at the end of such Purchase Period (at the applicable Purchase Price), subject to the limitations in Section 8.2 and subject to adjustment under Section 11.1. The Committee may, prior to the beginning of any Purchase Period, change the maximum number of shares of Stock that may be purchased by a Participant in such Purchase Period, provided that any such limitation is imposed on an equal basis to all Participants under such Purchase Period or as otherwise permitted in accordance with Section 423 of the Code. No Purchase Right shall be granted on an Opportunity Commencement Date to any person who is not, on such Opportunity Commencement Date, an Eligible Employee.
8.2Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary (a) no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Employer intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time and (b) the Committee may, in its sole discretion, set a lower maximum number of shares of Stock which may be purchased in any calendar year during an Offering Period than that determined under Sections 8.1 and 8.2(a), which may be adjusted by the Committee from time to time. Any limitation on shares of Stock described in Section 8.2(b), as well as any subsequent adjustment to the limit, shall continue to apply with respect to all succeeding calendar years unless revised by the Committee.
8.3Purchase Price. The Purchase Price at which each share of Stock may be acquired on a Purchase Date at the end of a Purchase Period upon the exercise of all or any portion of a Purchase Right shall be eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Purchase Date. Notwithstanding the foregoing, the Committee may establish a higher price for one or more Offering Periods under the Plan prior to the commencement of the Offering Period to which such higher price applies.
8.4Nontransferability. Neither Purchase Rights nor any Contributions or other amounts credited to a Participant’s Account may be assigned, transferred, pledged or otherwise disposed of in any manner other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Corporation may treat such act as an election to withdraw from the Plan as provided in Section 10.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

9.PURCHASE OF SHARES
9.1Exercise of Purchase Right. On the Purchase Date of a Purchase Period, each Participant who has not withdrawn from the Plan and whose participation in the Purchase Period has not otherwise terminated before such Purchase Date shall acquire pursuant to the automatic exercise of the Participant’s Purchase Right the maximum number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s Contributions accumulated in the Participant’s Account during the Purchase Period by (b) the Purchase Price, subject to the limitations in Section 8 above. No fractional shares of Stock will be purchased. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Purchase Period or the Plan has terminated before such Purchase Date.
9.2Pro Rata Allocation of Shares. If the number of shares of Stock that may be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock then available for issuance under the Plan, the Corporation shall make a pro rata allocation of the shares available in as uniform a manner as it determines to be practicable and equitable among all Participants exercising Purchase Rights to purchase Stock on such Purchase Date. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.
9.3Stock Issuances. Stock shall be issued in such manner as shall be approved by the Company from time to time.
9.4Return of Cash Balance. Any cash balance remaining in a Participant’s Account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date, without interest. Notwithstanding the foregoing, to the extent permissible under Section 423 of the Code, if the Contributions to be returned to a Participant pursuant to the foregoing are less than the amount necessary to have purchased an additional whole share of Stock on such Purchase Date, the Corporation shall retain the cash balance in the Participant’s Account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 10.
9.5Registration of Shares. Shares of Stock may be registered in such manner as shall be approved by the Company from time to time.
9.6Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan (or any other time that a taxable event related to the Plan occurs), the Participant shall make adequate provision for the federal, state, local and/or any other tax liability payable to any authority (including taxes imposed by jurisdictions outside of the U.S.), social security or other tax withholding obligations, if any, of the Participating Employer which arise upon exercise of the Purchase Right or upon such disposition of shares (or any other time that a taxable event related to the Plan occurs), as applicable. The Participating Employer may, but shall not be obligated to, withhold from the Participant’s compensation or any other payments due to the Participant the amount necessary to meet such withholding obligations or withhold from the proceeds of the sale of shares of Stock the amount that the Participating Employer deems appropriate to the extent permitted by Treasury Regulation Section 1.423-2(f), including any withholding required to make available to the Corporation or to the Participating Employer any tax deductions or benefit attributable to the sale or early disposition of shares of Stock by the Participant.
9.7Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised at the end of the Purchase Period to which the Purchase Right relates shall expire immediately upon the end of the Purchase Period.
10.WITHDRAWAL; CHANGE IN EMPLOYMENT STATUS
10.1Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by delivering or submitting to the Corporation a notice of withdrawal on a form and in such manner and in such time frame as provided by the Corporation for this purpose. Such withdrawal may be elected at any time prior to the end of a Purchase Period, provided, however, that the Corporation may impose a deadline by which such withdrawal must be submitted in order for it to be effective with respect to the Purchase Date for such Purchase Period. If a Participant withdraws from the Plan after a Purchase Date (or the withdrawal is not timely submitted before the Purchase Date), the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Purchase Period from which he or she withdrew, but may participate in any subsequent Purchase Period, subject to the requirements of Sections 4 and 6.
10.2Return of Payroll Deductions. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 10.1, the Participant’s accumulated Contributions in his or her Account balance that have not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, and the Participant’s interest in the Plan and the Purchase Period shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Purchase Period under the Plan. A Participant’s withdrawal from the Plan will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Corporation or in any Purchase Periods which commence after the termination of the Purchase Period during which the Participant withdrew.

10.3Change in Employment Status. Upon a Participant’s ceasing to be an Employee during a Purchase Period for any reason, including retirement, disability or death, or otherwise ceasing to be an Eligible Employee, the Participant’s Contributions shall cease immediately and the Participant shall be deemed to have withdrawn from the Plan in accordance with Section 10.1; provided, however, that if such Participant ceases to be an Eligible Employee after any deadline imposed by the Corporation as described in Section 10.1 in order for a withdrawal to be effective with respect to the Purchase Date for such Purchase Period, then the Participant shall not be deemed to have withdrawn from the Plan until after the Purchase Date and the Participant’s accumulated Contributions shall be used to exercise his or her Purchase Right on the Purchase Date of such Purchase Period. A Participant’s Contributions which have not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its discretion, may deliver the Participant’s Account balance to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate, and all of the Participant’s rights under the Plan shall terminate. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 4 and 6.
11.ADJUSTMENTS UPON CHANGES IN SHARES; CORPORATE TRANSACTIONS
11.1Capitalization Adjustment. In the event of a Capitalization Adjustment, the Board will, subject to Section 424 of the Code, appropriately, equitably and proportionately adjust: (a) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3; (b) the class(es) and number of securities subject to, and the Purchase Price applicable to outstanding Purchase Periods and Purchase Rights; and (c) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Purchase Period. Any fractional share resulting from an adjustment pursuant to this Section 11.1 shall be rounded down to the nearest whole number. The Committee will make these adjustments, and its determination will be final, binding and conclusive.
11.2Change in Control. In the event of a Change in Control, the surviving, continuing, successor or purchasing entity (or its parent company) (as the case may be, the “Acquiring Corporation”) may, without the consent of any Participant, either assume or continue the Corporation’s rights and obligations under the Plan, including the continuation of outstanding Purchase Rights or substitute substantially equivalent purchase rights for the Acquiring Corporation’s stock (subject to Section 424 of the Code) for outstanding Purchase Rights. If the Acquiring Corporation elects not to assume the Corporation’s rights and obligations under outstanding Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase Stock on a date before the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights that are not assumed, continued or substituted by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.
12.COMPLIANCE WITH LAW
The exercise of Purchase Rights and the issuance of shares of Stock under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities, including the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Corporation, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan, or the approval of any securities exchange or market system upon which the Stock may then be listed, if any, deemed by the Corporation’s legal counsel to be necessary to the issuance and sale of any shares under the Plan in compliance with the requirements of such securities exchange or market system, shall relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority or approval shall not have been obtained. For the avoidance of any doubt, the Corporation may terminate a Purchase Period due to the inability to comply with applicable laws for such Purchase Period. As a condition to the exercise of a Purchase Right, the Corporation may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Corporation.
13.NOTIFICATION OF DISPOSITION OF SHARES
The Corporation may require the Participant to give the Corporation prompt notice of any disposition of shares of Stock acquired by exercise of a Purchase Right. The Corporation may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name for a period of time, subject to any applicable legal requirements. The Corporation may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

14.AMENDMENT OR TERMINATION OF THE PLAN
The Board may at any time and for any reason amend, suspend or terminate the Plan. No such amendment shall adversely affect Purchase Rights previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to comply with Section 423 of the Code or other applicable law. If the Plan is terminated, the Board may elect, without the consent of any Participant, to terminate all outstanding Purchase Periods either immediately or after the purchase of shares of Stock on the next Purchase Date (which may be accelerated, if determined by the Board in its discretion), or may elect to permit Purchase Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 11.2). If the Purchase Periods are terminated prior to expiration, all amounts then credited to Participants’ Accounts that have not been used to purchase shares of Stock will be returned to the Participants as soon as administratively practicable. To the extent necessary to comply with Section 423 of the Code or any other applicable law or regulation, the Corporation shall obtain stockholder approval of any amendment in such matter as required.
15.MISCELLANEOUS.
15.1Rights as Stockholder. A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 11.
15.2Legends. The Corporation may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Corporation, promptly present to the Corporation any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.
15.3No Employment Rights. Nothing in the Plan shall confer upon any Participant any right to continue to serve the Corporation or any other Participating Employer or shall affect the right of the Corporation or any other Participating Employer to terminate the employment of an Employee with or without notice and with or without cause.
15.4Tax Consequences to Participants. The Section 423 component of the Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of the Section 423 component of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Corporation or the Board be reformed to comply with the requirements of Section 423 of the Code. Although the Corporation may intend that Purchase Rights qualify for favorable tax treatment under the laws of the United States, the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan notwithstanding. The Corporation shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.
15.5Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Corporation to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Corporation to adopt other compensation arrangements or the right of the Corporation to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Corporation, the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its business or assets.
15.6Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Corporation’s intranet.
15.7Governing Law. The law of the State of Connecticut shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
15.8Severability. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and, subject to compliance with Section 423 of the Code, the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner that conforms to applicable law or as if such provision was omitted.
15.9Successor Corporation. The rights and obligations of Kaman Corporation under this Plan shall inure to and be binding upon any successor to all or substantially all of Kaman Corporation's assets and business.
15.10Business Days. If any event provided for in this Plan is scheduled to take place on a day which is not a business day then such event shall take place on the immediately preceding business day.
16.DEFINITIONS AND CONSTRUCTION
16.1Definitions. Throughout this Plan, the following terms shall have their respective meanings set forth below:

(a)“Account” means a memorandum account maintained to record each Participant’s Contributions pending purchase of Stock.
(b)“Board” means the Board of Directors of the Corporation.
(c)“Capitalization Adjustment” means any merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, exchange of shares, change in corporate structure, combination, issuance of rights, split-up or spinoff of the Corporation, or other transaction not involving the receipt of consideration by the Corporation. Notwithstanding the foregoing, the conversion of any convertible securities of the Corporation shall not be treated as a transaction “without the receipt of consideration” by the Corporation.
(d)“Change in Control” means the earliest to occur of the following events, provided that such event is not also a Management Buyout (as defined below):
(i)Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation’s then outstanding voting securities generally entitled to vote in the election of directors of the Corporation, provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Corporation or a transaction described in clause (A) of paragraph (ii) below;
(ii)There is consummated a Merger of the Corporation with any other business entity other than (A) a Merger which would result in the securities of the Corporation generally entitled to vote in the election of directors of the Corporation outstanding immediately prior to such Merger continuing to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding such securities under an employee benefit plan of the Corporation or any Subsidiary at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such Merger, generally entitled to vote in the election of directors of the Corporation or such surviving entity or any parent thereof and, in the case of such surviving entity or any parent thereof, of a class registered under Section 12 of the Act, or (ii) a Merger effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes a Beneficial Owner, directly or indirectly, of securities of the Corporation’s then outstanding voting securities of the Corporation generally entitled to vote in the election of directors of the Corporation; and
(iii)The stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity where the outstanding securities generally entitled to vote in the election of directors of the Corporation immediately prior to the transaction continue to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof) 50% or more of the combined voting power of the outstanding voting securities of any such entity generally entitled to vote in such entity’s election of directors immediately after such sale and of a class registered under Section 12 of the Exchange Act.
As used in this definition:
(A)    “Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
(B)    “Management Buyout” means any event or transaction which would otherwise constitute a Change in Control (a “Transaction”) if, in connection with the Transaction, the Participant, his or her spouse, parents, children and grandchildren and/or the Participant’s Affiliates participate, directly or beneficially, as an equity investor in, or have the option or right to acquire, whether vested or not vested, equity interests of, the acquiring entity or any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act) (the “Acquiror”) having a percentage interest therein greater than 1%. For purposes of the preceding sentence, a party shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining Beneficial Ownership of any equity interest in the Acquiror as a result of the grant to the party of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Corporation into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other employees of the Corporation at a comparable level as such party immediately before the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like, (ii) obtaining beneficial interest of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other shareholders of the Corporation or (iii) the party’s interests in any tax-qualified defined benefit or defined contribution pension or retirement plan in which such party or any spouse, parent, child or grandchild of such party is a participant or beneficiary.
(C)    “Merger” means a merger, share exchange, consolidation or similar business consolidation under applicable law.

(D)    “Participant’s Affiliates” at any time consist of any entity in which the Participant and/or his or her spouse, parents, children or grandchildren then own, directly or beneficially, or have the option or right to acquire, whether or not vested, greater than 10% of such entity’s equity interests, and all then current directors and executive officers (as defined in Rule 3b-7 of the Exchange Act) of the Corporation who are members of any group that also includes the Participant, his or her spouse, parents, children or grandchildren and/or any such entity in which the members have agreed to act together for the purpose of participating in the Transaction.
(E)    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and (iii) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions and with substantially the same voting rights as their ownership and voting rights with respect to the Corporation.
(e) “Code” means the Internal Revenue Code of 1986, as amended. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.
(f)“Committee” means the Personnel & Compensation Committee or a subcommittee thereof, or such other committee appointed by the Board to administer the Plan (or in the absence of such appointment, the Board of Directors itself).
(g) “Compensation” means, with respect to any Purchase Period, the Participant’s regular base wages, salary, overtime, short-term bonus and commissions and other cash incentive payments, determined without reduction for Contributions made under this Plan or contributions to any Code Section 401(k) or Section 125 Plan. The Committee, in its discretion, may, on a uniform and nondiscriminatory basis under each Purchase Period, establish a different definition of Compensation for a particular Purchase Period.
(h)“Contributions” means the payroll deductions made on an after-tax basis and other additional payments that the Corporation may permit to be made by a Participant to fund the exercise of Purchase Rights granted pursuant to the Plan.
(i)“Corporation” means Kaman Corporation, a Connecticut corporation, or any successor corporation thereto.
(j)“Eligible Employee” means an Employee who meets the requirements set forth in Section 4 for eligibility to participate in the Plan.
(k)“Employee” means an individual who provides services as a common law employee to a Participating Employer. Except on account of a transfer of employment between Participating Employers as provided below or as otherwise determined by the Committee, a Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the Participating Employer employing the Participant during a Purchase Period ceasing to be a Participating Employer under the Plan. For purposes of the Plan, an individual shall be deemed to continue to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Corporation (or the applicable Participating Employer) or which is legally protected under applicable law, of three (3) months or less. If the Employee’s leave of absence exceeds three (3) months, the individual shall be deemed to have ceased to be an Employee on the day immediately following the expiration of three (3) months of such leave unless the individual’s right to reemployment is guaranteed by statute or by contract. A Participant whose employment transfers between Participating Employers due to a termination followed by an immediate rehire (with no break in service) will not be treated as having terminated employment under the Plan; provided, however, that if a Participant transfers from a Purchase Period under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code.
(l)“Enrollment Form” means an agreement in such form and provided in such manner as specified by the Corporation from time to time (in its discretion and on a uniform and nondiscriminatory basis), including through an electronic or other enrollment procedure prescribed by the Corporation, pursuant to which an Eligible Employee makes an election to participate in the Plan and authorizes payroll deductions under the Plan from the Eligible Employee’s Compensation.
(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.
(n)“Exchange Act Person” means any natural person, entity or “group” (within the meaning of Sections 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Corporation or any Subsidiary of the Corporation, (ii) any employee benefit plan of the Corporation or any Subsidiary of the Corporation or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any Subsidiary of the Corporation, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an entity owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; or (v) any natural person, entity or “group” (within the meaning of Sections 13(d) or 14(d) of the Exchange Act) that, as of the Effective

Date, is the owner, directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding securities.
(o)“Fair Market Value” means, as of any date:
(i)If the Stock is listed on any established stock exchange, the closing price of the Corporation's Stock on the New York Stock Exchange, as reported in The Wall Street Journal on the business date immediately preceding the date of purchase or such other source as the Committee deems reliable, or, if there is no such sale on such date, then on the last previous day on which a sale was reported.
(ii)In the absence of such markets for the Stock or in lieu of the method for determining Fair Market Value set forth above, the Fair Market Value shall be determined by the Committee in good faith in any manner that is permitted under Section 423 of the Code.
(p)“Offering Period” means a period during which Purchase Rights are granted.
(q)“Opportunity Commencement Date” means the first day of a Purchase Period.
(r)“Parent Corporation” means any present or future “parent corporation” of the Corporation, as defined in Section 424(e) of the Code.
(s)“Participant” means an Eligible Employee who has elected to become a participant in a Purchase Period in accordance with Section 6 and has not ceased participation under the Plan.
(t)“Participating Employer” means, in addition to the Corporation, any Subsidiary, Parent Corporation or Subsidiary Corporation that has been designated by the Corporation from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Corporation, its Subsidiary Corporations and any Parent Corporation may be Participating Employers; provided, however that at any given time, a Subsidiary Corporation or a Parent Corporation that is designated as a Participating Employer under the 423 Component will not be a Participating Employer under the Non-423 Component. Unless otherwise determined by the Committee, each of the Corporation and its Subsidiaries and Subsidiary Corporations that are organized under the laws of the United States, a state thereof or the District of Columbia shall be Participating Employers.
(u)“Plan” means the Kaman Corporation Amended and Restated Employee Stock Purchase Plan.
(v)“Purchase Date” means the last Trading Day of the Purchase Period.
(w)“Purchase Period” means a period within an Offering Period in which contributions may be made toward the purchase of Shares under the Plan, as determined by the Committee pursuant to Section 5.
(x)“Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 8.
(y)“Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock during a Purchase Period as provided in Section 8, which the Participant may choose to not exercise during such Purchase Period by electing to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during the Purchase Period.
(z)“Stock” means the common stock of the Corporation.
(aa)“Subsidiary” means, with respect to the Corporation, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Corporation, and (ii) any partnership, limited liability company or other entity in which the Corporation has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(bb)“Subsidiary Corporation” means any “subsidiary corporation” of the Corporation, as defined in Section 424(f) of the Code.
(cc)“Trading Day” means a day on which the New York Stock Exchange is open for trading.
16.2Construction. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed in its name and behalf as of this 18th of April 2018, by its duly authorized officer, effective as of the Effective Date.

KAMAN CORPORATION

By: ___/s/ Gregory T. Troy________________________________________
Gregory T. Troy
Senior Vice President - Human Resources and Chief Human Resources Officer